                                                                Exhibit  10.12

  MATERIAL TRANSFER AND RESEARCH AGREEMENT

    THIS AGREEMENT is entered into this 1st day of April 1995, by and between OSIRIS THERAPEUTICS, INC., a corporation having a place of business at 11100. Euclid Avenue, Wearn Building, Fourth Floor, Cleveland, Ohio 44106 ("OSIRIS") and the Fred Hutchinson Cancer Research Center Foundation, 1124 Columbia Street, Seattle, Washington 98104 ("Recipient"). Recipient as used in this Agreement means the Fred Hutchinson Cancer Research Center Foundation and its successors, assignees, and subcontractors including without limitation Fred Hutchinson Cancer Research Center ("Center").

l. Recipient agrees to send or has sent to OSIRIS canine bone marrow samples; and OSIRIS agrees to provide or has provided to Recipient canine mesenchymal stem cells (cMSCs") that have been transduced with the retrovirus VMS-LacZ and then expanded ex vivo, which shall hereinafter be referred to as the "Material(s)", together with other Materials, if any, described in Exhibit A attached hereto.

2. Recipient agrees to use reasonable efforts to infuse the Materials back into the respective donor canines with the purpose of studying the homing of the Materials to the bone marrow compartment; the effect of the Materials on bone marrow stroma reconstitution and hematopoiesis following marrow ablation by gamma-irradiation, as further described in Exhibit B attached hereto (the "Project"). Recipient shall make no commercial use of the Materials.

3. Recipient shall not distribute or release the Materials to any other person or entity, unless written permission is obtained in advance from OSIRIS.

4. THE MATERIALS SHALL NOT BE USED IN HUMANS.

5. OSIRIS agrees to pay Recipient a total of $64,557 to support the Project. A detailed budget is attached as Exhibit C. Payments for funding the Project shall be payable by


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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


Sponsor to Recipient according to the following schedule:
(a) Four monthly payments of $13,000 due upon the first day of the month beginning April 1, 1995; and Q)) a final payment of $12,557 due upon completion of the Project and receipt by OSIRIS of a final report from Recipient.

    Payments will be made in United States funds to:

    Fred Hutchinson Cancer Research Center Foundation

    Attn: Accounts Receivable

    1124 Columbia Street, LY-305

    Seattle, WA 98104


    Tax ID #: 91-1540426


6. During the term of this agreement, OSIRIS agrees to make Kevin Longin, one of OSIRISs' employees (or, if Mr. Longin is no longer available, another OSIRIS employee reasonably acceptable to the Recipient) ("Loaned Employee") available on a full-time basis to work on the Project, as described in Exhibit B and as otherwise requested by the Principal Investigator. OSIRIS will pay all of the Loaned Employees salary and benefits and any taxes arising therefrom. OSIRIS agrees to indemnify, defend, and hold the Recipient harmless from and against any and all negligent or intentional acts or omissions of the Loaned Employee and any salary, benefits, taxes or geovemmental fees arising from his or her employment.

7. Recipient shall own all information, data, applications and inventions and intellectual property rights based thereon which are conceived or made by Recipient, or its employees or agents, in connection with or in performance of the Project ("Recipient Inventions"). OSIRIS and recipient shall jointly own all information, data, applications and inventions and

                                       2

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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


intellectual property rights based thereon which are conceived or made jointly by (a) Recipient, or its employees or agents, and (b,) OSIRIS, or its employees or agents, in connection with or in performance of the Project ("Joint Inventions"). Recipient will promptly notify OSIRIS of any Recipient Inventions or 3oint Inventions of which it is aware. OSIRIS will promptly notify Foundation of any Joint Invention of which it is aware. OSIRIS will have sixty (60) days from the date it is notified of any Recipient Invention to request that a patent application or application for other intellectual property protection be prepared and filed. Recipient shall promptly prepare, file, and prosecute each such domestic and foreign application in Recipient's name. For Joint Inventions, OSIRIS shall promptly prepare, file, and prosecute each such domestic and foreign application on which the parties mutually agree. OSIRIS and Recipient will cooperate to ensure that each application filed will cover all items of commercial interest and importance. While the party responsible for preparation and filing of the application shall have sole discretion with respect to decisions regarding the scope and content of that application and the prosecution thereof; the other party a) shall be given a reasonable opportunity to review and provide comments concerning the application; b) shall be kept advised of material developments with respect to the application and shall be supplied with copies of all documents received and filed in connection with the prosecution of such application in sufficient time to comment. Comments by the other party will be taken into consideration by the party responsible for the application. The party responsible for the application will be entitled to use reputable patent counsel of its choice.

8. OSIRIS shall have an exclusive option to a worldwide exclusive license of all of Recipient's interest in any Recipient Inventions or Joint Inventions, which will terminate automatically unless it is exercised (including the execution of a mutually acceptable license agreement) within one (1) year from the date of notification to OSIRIS of the Recipient Invention. Such license agreement shall be in a form acceptable to the Recipient, shall contain provisions protecting the nonprofit tax status of the Recipient, shall provide for

                                       3


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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


royalties, shall be subject to laws and regulations of and agreements with the United States government, its agencies and funding organizations and to National Institute of Health guidelines, and shall indemnify and insure the Recipient against any liability arising directly or indirectly out of OSIRIS's, its sublicensee's or its or their customers use or sale of products related to any property licensed by OSIRIS from the Recipient. Any license agreement entered into between OSIRIS and the Recipient shall include the following terms:

    8.1 Recipient will grant OSIRIS a sole and exclusive worldwide license to any Recipient Invention or Joint Invention (the "License") to make, have made, use and sell any products covered by the License, including the right to grant sublicenses.

    8.2 Any License arising from this Agreement shall be in full force and effect from the Effective Date of the License and shall remain in effect until all patents issued in all countries in accordance with the License or Licenses have expired or until otherwise terminated by operation of law, whichever is last to occur, or by the acts of the parties in accordance with the terms of the License.

    8.3 Recipient will retain a royalty-free right to use Recipient and Joint Inventions for nonclinical research, testing or educational purposes. In no event shall Recipient have any right to use Recipient or Joint Inventions for any commercial purposes whatsoever.

    8.4 As consideration for the License, OSIRIS will pay Recipient a royalty on sales of all products covered by a License provided that such product or process where sold is covered by a claim of a granted patent on a Recipient or Joint Invention ("Licensed Product"), as follows:

  (a) no less than two percent (2%) and no more than four percent (4%) of the net sales of the Licensed Product; and

                                       4

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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


  (b) twenty-five percent (25%) of the royalties received by OSIRIS from its sublicensees on sales of the Licensed Product.

Net sales shall be defined as the amount received from sales of all Licensed Products less discounts, returns, transportation costs, insurance costs and taxes of any kind whatsoever. In the event royalties are to be paid by OSIRIS to a party who is not an affiliate of OSIRIS for a Licensed Product ("Other Royalties"), for which royalties will also be due to Recipient pursuant to
Section 8.4, then the royalties to be paid to Recipient shall be reduced by fifty percent (50%) of the amount of such Other Royalties but in no event shall any royalties due under Section 6.4 be reduced by more than fifty percent (50%).

9. OSIRIS and Recipient have and will have certain technical, financial and business information which is owned or controlled by each party and/or which is received from third parties under an obligation of confidentiality hereinafter referred to individually and collectively as "CONFIDENTIAL INFORMATION"). CONFIDENTIAL INFORMATION will be considered to be confidential and will be maintained in confidence by the receiving party and will not be transferred or disclosed to any person or entity outside of the receiving party or used by the receiving party other than for the research being conducted under this Agreement.

    CONFIDENTIAL INFORMATION specifically excluded from the obligations of confidentiality of the Agreement include: (a) information which at the time of disclosure is already in the public domain; (b) information which the receiving party can demonstrate by written evidence was in the possession of the receiving party prior to the disclosure by the disclosing party; (c) information which subsequently becomes part of the public domain through no fault of the receiving party; and (d) information which becomes known to the receiving party subsequent to the disclosure by the disclosing party through a third party who is not under any obligation of confidentiality to the disclosing party. The fact that general

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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


information may be in or become part of the public domain, in and of itself does not exclude any specific information from the obligations of this Agreement.

10. Recipient will have the right to publish and disclose the results of research using Materials. In order to balance this right with the proprietary interests of OSIRIS, Recipient will submit for review to OSIRIS manuscripts, abstracts or presentations intended for publication or other public disclosure at least sixty (60) days prior to the date of submission for publication or the date of public disclosure. OSIRIS will use reasonable efforts to complete its review promptly, and will complete its review within thirty (30) days of receipt of the submitted documents. During that time, OSIRIS shall have the right to (a) review the material for Confidential Information provided by OSIRIS and Q)) assess the patentability of any Recipient Invention described in the material. If OSIRIS decides that a patent application should be filed, the publication or presentation shall be delayed an additional thirty (30) days or until a patent application is filed, whichever is sooner.

11. Recipient acknowledges that the Materials are provided WITHOUT WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. OSIRIS MAKES NO REPRESENTATION THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT.

12. OSIRIS shall indemnify, defend, and hold harmless Recipient, and its respective trustees, officers, professional staffs, employees, agents, successors, heirs and assigns ("Indemnitees") from and against:

    (a) All claims, debts, liabilities and obligations which arise from or are alleged to arise from i) the acts or omissions of OSIRIS with respect to the Project; ii) the development, production or distribution of any product, process or service resulting from

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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


information or materials received from or in connection with the Project, including product liability claims in the form of tort, warranty or strict liability; or iii) the use of the OSIRIS Material.

    (b) Any damage or deficiency resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any covenant of OSIRIS under this Agreement;

    (c) All other actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing, including actual attorneys' fees and other out-of-pocket expenses.

    This indemnification shall not apply to the extent that the claims, debts, liabilities or obligations for which indemnity is sought are caused by the negligent or intentional acts or omissions of the Indemnitees.

    The Indenmitees will give OSIRIS reasonable notice of any claims asserted against such Indemnitees for which indemnification is brought may be sought under this Agreement. Failure to give such notice shall not abrogate or diminish OSIRIS's indemnity obligation if OSIRIS has or receives knowledge of the existence of a claim by any other means or if such failure does not prejudice OSIRIS's ability to defend the claim.

    In any litigation, administrative proceeding, negotiation or arbitration pending to any claim for which indemnification is sought under this Agreement, 0SIRIS shall select competent legal counsel reasonably acceptable to the Indemnitees to represent the Indemnitees. OSIRIS shall control such litigation, proceedings, negotiations and arbitration. The Indemnitees shall at all times have the fight to fully participate in the defense at their own expense. If OSIRIS shall, within a reasonable time after notice, fail to defend, the

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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


Indemnitees shall have the right, but not the obligation, to undertake the defense of and to compromise or settle the claim or other matter on behalf; for the account, and at the risk of OSIRIS. If the claim is one that cannot by its nature be defended solely by OSIRIS, then the Indemnitees shall make available all information and assistance OSIRIS may reasonably request at OSIRIS's expense.

13. All communications, including payments, notices, demands or requests required or permitted to be given hereunder, shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such payments, notices, demands or requests are as follows:

    If to OSIRIS:    Osiris Therapeutics, Inc.
                     11100 Euclid Avenue
                     Wearn Building, Fourth Floor
                     Cleveland, OH 44106
                     Attention: President
                     Fax No.: (216) 844-1581


    If to Recipient: Fred Hutchinson Cancer Research Center Foundation
                     1124 Columbia Street, LY-201
                     Seattle, WA 98104
                     Attention: Joann Cahill, Manager, Grant & Contract Administration
                     Fax No.: (206) 667-6221

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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement

    For technical matters: Fred Hutchinson Cancer Research Center
                           1124 Columbia Street, M318
                           Seattle, WA 98104
                           Attention: Brenda Sandmaier, M.D.
                           Fax No.: (206)667-6124

If personally delivered, such communication shall be deemed delivered upon actual receipt. If electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered when transmitted. If sent by overnight courier pursuant this paragraph, such communication shall be deemed delivered within twenty-four hours of deposit with such courier. If sent by U.S mail pursuant to this paragraph, such communications shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fans or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change their address for the purposes of this Agreement by giving notice in accordance with this Section.

14. This Agreement and any license entered into under this Agreement shall be subject to the terms of any and all contracts and grants between Recipient and any governmental agency, instrumentality or organization, including the National Institutes of Health ("NIH"), which provide funding to or for the Recipient relating to work performed under this Agreement. If there is a conflict between the terms of this Agreement and the terms of any such funding agreement or grant, or any regulation of the funding organization applicable to such funding agreement or grant, then the terms of the funding agreement or grant or the related regulation will control.

15. In the performance of all obligations hereunder, Recipient and OSIRIS shall be deemed to be independent contractors of one another. Neither party is authorized or

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Osiris Therapeutics, Inc.               Material Transfer and Research Agreement


empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter.

16. Recipient agrees to comply with all government and National Institutes of Health regulation and guidelines which are applicable to the Recipient's use of the Materials.

    IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized representatives.

OSIRIS THERAPEUTICS, INC.   RECIPIENT:
                            FRED HUTCHINSON CANCER
                            RESEARCH CENTER FOUNDATION

By: /s/ James S. Burns      By: /s/ Randall C. Main
    ------------------          -------------------
 James S. Burns

                              Randall C. Main
                              ----------------------------------
                              (Typed Name)

Title: President and CEO      Title: Treasurer


                              Investigator
                              By: /s/ Brenda Sandmaier
                                  --------------------
                              Brenda Sandmaier, M.D.

                             AMENDMENT NO. 1
            TO OSIRIS MATERIAL TRANSFER AND RESEARCH AGREEMENT

    This amendment is entered into Ibis _______ day of _______________, 1995 ("Effective Date") between Osiris Therapeutics, Inc. ("OSIRIS") and the Fred Hutchinson Cancer Research Center Foundation ("Foundation"). The parties hereby agree as follows:

    l. Amendments. The Material Transfer and Research Agreement between and Foundation dated April 1, 1995 ("Agreement") is hereby amended as follows:

     a. Paragraph 5 is amended in its entirety as follows:

        "5. OSIRIS agrees to pay Recipient a total of $124,217 to support the Project. A detailed budget is attached as Exhibit C. Payments for funding the Project shall be payable by OSIRIS to Recipient according to the following schedule: (a) Four monthly payments of $13,000 due upon the first day of the month beginning April 1, 1995; (b) four monthly payments of $12,000 due upon the first day of the month beginning October 1, 1995; and (c) a final payment of $24,217 due upon completion of the Project and receipt by OSIRIS of a final report from Recipient. if the Project is terminated prior to completion of the research program as described in Exhibit B, any unused payments will be returned to OSIRIS or the final payment will be adjusted accordingly, as appropriate and mutually agreed upon by the parties."

     b. Exhibit C is amended in its entirety. A new Exhibit C is attached.

    2. Effective Date and Construction. This Amendment is effective as of the Effective Date. Except as specifically amended by this Amendment the terms of the Agreement will remain in fall force and effect. From and after the Effective Date, references to the Agreement will be deemed to mean the License Agreement as amended by this Amendment.

FRED HUTCHINSON CANCER               OSIRIS THERAPEUTTCS, INC.
RESEARCH CENTER FOUNDATION
/s/ Randall C. Main    10/11/95      /s/ James S. Burns    11-15-95
-------------------    Date          ------------------    Date
Signature                            Signature
Randall C. Main                      By: James S. Burns
Treasurer                            Title: President & CEO

Osiris Agreement Amendment No. 1
page 2

Principal Investigator

/s/ Brenda Sandmaier    10/12/95
--------------------    Date
Signature
Brenda Sandmaier, M.D.
Principal Investigator

                    AGREEMENT AMENDMENT NO.2
       TO OSIRIS MATERIAL TRANSFER AND RESEARCH AGREEMENT

This amendment is entered into this 9th day of February, 1996
("Effective Date") between Osiris Therapeutics, Inc. ("OSIRIS") and the Fred Hutchinson Cancer Research Center Foundation ("Foundation"). The parties hereby agree as follows

 1. Amendments. The Material Transfer and Research Agreement between OSIRIS and Foundation dated April 1, 1995 ("Agreement") is hereby amended as follows:

    a. Paragraph 5 is amended in its entirety as follows:

    "5. OSIRIS agrees to pay Recipient a total of $131,977 to support the Project. A detail budget is attached as Exhibit C. Payments for funding the Project shall be payable by OSIRIS to Recipient according to the following schedule: (a) Four monthly payments of $13,000 due upon the first day of the month beginning April 1, 1995; (b) four monthly payments of $12,000 due upon the first day of the month beginning October 1, 1995;
    (c) one payment of $7,760 due upon the first day of the month beginning February 1, 1996 and (d) a final payment of $24,217 due upon completion of the Project and receipt by OSIRIS of a final report from Recipient if the Project is terminated prior to completion of the research program as described in Exhibit B, any unused payments will be returned to OSIRIS or the final payment will be adjusted accordingly, as appropriate and mutually agreed upon by the parties."

 b. Exhibit C is amended in its entirety. A new Exhibit C is attached.

 2. Effective Date and Construction. This Amendment is effective as of the Effective Date. Except as specifically amended by this Amendment, the terms of the Agreement will remain in full forte and effect From and after the Effective Date, references to the Agreement will be deemed to mean the License Agreement as amended by this Amendment

FRED RUTCHINSON CANCER         OSIRIS THERAPEUTICS, INC.
RESEARCH CENTER FOUNDATION

/s/ Randall C. Main 2/8/96     /s/ Daniel R. Marshak 2/9/96
--------------------------     -----------------------------
Signature       Date           Signature             Date
Randall C. Main                By: Daniel R. Marshak
Treasurer                      Title: Sr. Vice President, R & D


Principal Investigator:


/s/ Brenda Sandmaier 2/22/96
----------------------------
Signature            Date
Brenda Sandmaier, M.D.
Principal Investigator